UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2020

Greenwich LifeSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39555	20-5473709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3992 Bluebonnet Dr, Building 14
Stafford, TX 77477
(Address of principal executive offices, including ZIP code)

(832) 819-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GLSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On November 23, 2020, Greenwich LifeSciences, Inc. (the “Company”) announced the publication of a second abstract at the San Antonio Breast Cancer Symposium (SABCS), jointly authored by Professor Mothaffar F. Rimawi, the Global Principal Investigator of the GP2 Phase III clinical trial, and the Executive Medical Director and Co-Leader of the Breast Cancer Program at the Dan L Duncan Comprehensive Cancer Center at Baylor College of Medicine, and Professor C. Kent Osborne, Tina and Dudley Sharp Chair in Oncology and the founding Director of the Dan L Duncan Comprehensive Cancer Center at Baylor College of Medicine. The abstract will be displayed as the Company’s second poster on Wednesday, December 9, 2020 in a virtual format with an introductory audio track. A copy of the press release is attached hereto as Exhibit 99.1and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenwich LifeSciences, Inc.

Date: November 24, 2020	By:	/s/ Snehal Patel
Snehal Patel Chief Executive Officer

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